EXHIBIT 99.1

PRESS RELEASE

For further information contact: Curtis C. Simard President and CEO (207) 288-3314	FOR IMMEDIATE RELEASE

Bar Harbor Bankshares Announces [Three-for-Two] Stock Split as a Large Stock Dividend

Bar Harbor, Maine (February 21, 2017) – Bar Harbor Bankshares (NYSE MKT: BHB) (the “Company”) the parent company of Bar Harbor Bank & Trust, today announced that its Board of Directors declared a three-for-two split of its common stock payable in the form of a large stock dividend. The three-for-two stock split as a large stock dividend is payable March 21, 2017, to its common stockholders of record at the close of business on March 7, 2017. The additional shares will be distributed by the Company’s transfer agent, American Stock Transfer & Trust Company, and the per share price of the Company’s common stock will adjust accordingly on the NYSE MKT, LLC. Stockholders will receive cash in lieu of any fractional share of common stock that they otherwise would have been entitled to receive in connection with the split, except that those shareholders participating in the Company’s dividend reinvestment and share purchase plan will have fractional shares credited to their accounts.

The Company currently has approximately 10,257,918 shares of common stock outstanding. After the stock split as a large stock dividend, the number of shares of common stock outstanding will increase to approximately 15,386,877.

“Bar Harbor Bankshares has generated increased value for shareholders through execution of our business strategies, stock price appreciation and quarterly cash dividends,” said Company President and Chief Executive Officer, Curtis C. Simard.  “We have now closed the Lake Sunapee Bank Group acquisition and believe that the three-for-two stock split will make our company more attractive to a broader range of investors.”

Bar Harbor Bankshares (NYSE MKT: BHB) is the parent of Bar Harbor Bank & Trust. Founded in 1887, Bar Harbor Bank & Trust is a true community bank serving the financial needs of its clients for over 125 years. Bar Harbor provides a full range of financial services through its 49 branch locations in all three Northern New England states of Maine, New Hampshire and Vermont. Bar Harbor offers easy-to-understand deposit and loan products for families, businesses, and non-profit organizations. For more information, visit www.bhbt.com.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, expectations or predictions of future financial or business performance, conditions relating to Bar Harbor. Forward- looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “target,” “estimate,” “continue,” “positions,” “prospects or “potential,” by future conditional verbs such as “will,” “would,” “should,” “could” or “may,” or by variations of such words or by similar expressions. These forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward looking statements are made only as of the date of this press release, and Bar Harbor undertakes no obligation to update any forward-looking statements contained in this press release to reflect events or conditions after the date hereof. Actual results may differ materially from those described in any such forward-looking statements.

In addition to factors previously disclosed in the reports filed by Bar Harbor and Lake Sunapee with the U.S. Securities and Exchange Commission (the “SEC”) and those identified elsewhere in this document, the following factors, among others, could cause actual results to differ materially from forward looking statements or historical performance: difficulties and delays in integrating the business or fully realizing cost savings and other benefits; changes in asset quality and credit risk; the inability to sustain revenue and earnings growth; changes in interest rates and capital markets; inflation; customer acceptance of products and services; customer borrowing, repayment, investment and deposit practices; competitive conditions; economic conditions, including downturns in the local, regional or national economies; the impact, extent and timing of technological changes; changes in accounting policies or practices; changes in laws and regulations; and other actions of the Federal Reserve Board and other legislative and regulatory actions and reforms.

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